Exhibit 5.1

[LETTERHEAD OF BRYAN CAVE LLP]

April 5, 2012

Cimarex Energy Co.

1700 Lincoln Street, Suite 1800

Denver, Colorado  80203-4518

Re:          Cimarex Energy Co. – $750,000,000 aggregate principal amount of 5.875% Senior Notes due 2022

Ladies and Gentlemen:

We have acted as counsel to Cimarex Energy Co., a Delaware corporation (the “Company”), and certain of its subsidiaries in connection with (i) the Registration Statement on Form S-3 (Registration No. 333-162051) (the “Initial Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”) on September 22, 2009, as amended by Post-Effective Amendment No. 1 (“Amendment No. 1”) filed with the SEC on October 21, 2009 and Post-Effective Amendment No. 2 (“Amendment No. 2” and, together with the Initial Registration Statement and Amendment No. 1, the “Registration Statement”) filed with the SEC on March 19, 2012; (ii) the Company’s Free Writing Prospectus filed with the SEC under the Act on March 22, 2012; and (iii) the Prospectus dated September 22, 2009, the Preliminary Prospectus Supplement dated March 22, 2012 and the Final Prospectus Supplement dated March 22, 2012 constituting a part of the Registration Statement (collectively, the “Prospectus”), relating to the issuance and sale from time to time by the Company of up to $750,000,000 principal amount of its 5.875% Senior Notes due 2022 (the “Senior Notes”).  The Senior Notes will be guaranteed (the “Guarantees”) by the subsidiary guarantors named in the Registration Statement (each a “Guarantor” and collectively the “Guarantors”).  The Senior Notes are to be issued and sold from time to time as set forth in the Prospectus and any amendments or supplements thereto.

All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

In connection with the Company’s preparation and filing of the Registration Statement and the Prospectus, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals.  As to matters of fact not directly within our actual knowledge, we have relied upon certificates and other documents from public officials in certain jurisdictions.

In connection with this opinion, we have examined the following documents:

i.              The Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “Certificate”);

ii.             The Amended and Restated By-laws of the Company, as amended to date, certified as of a recent date by an officer of the Company (the “By-laws”);

iii.            The Certificate or Articles of Incorporation, as applicable, and Bylaws of the Guarantors, as set forth on Exhibit A hereto, certified as of a recent date by an officer of the Guarantors (the “Guarantor Documents”);

iv.            The form of Indenture (the “Base Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), filed as Exhibit 4.5 to the Registration Statement;

v.             The form of Supplemental Indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee, and the forms of the Senior Notes and the Guarantees, which are exhibits to the Indenture;

v.             The Underwriting Agreement dated March 22, 2012 (the “Underwriting Agreement”), among the Company, the Guarantors, and J.P. Morgan Securities LLC, as Representative of the several Underwriters listed in Schedule 1 thereto;

vi.            Resolutions adopted by Board of Directors of the Company or a duly authorized committee thereof (the “Company Board”) authorizing the issuance and sale of the Senior Notes, certified as of a recent date by an officer of the Company (the “Company Resolutions”);

vii.           Resolutions adopted by the boards of directors of each of the Guarantors (the “Guarantor Boards”) authorizing the Guarantee to be entered into in connection with the Senior Notes, certified as of a recent date by an officer of the Guarantors (the “Guarantor Resolutions”);

viii.          Such other records of the corporate proceedings of the Company and Guarantors that we considered necessary or appropriate for the purpose of rendering this opinion; and

ix.            Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

On the basis of the foregoing examination, our reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to which we express no opinion):

1.             When the Senior Notes and the Guarantees have been completed, executed, authenticated and delivered in accordance with the provisions of the Indenture, the Company Resolutions and Guarantor Resolutions, and the Underwriting Agreement, against payment of the consideration therefor pursuant to the Underwriting Agreement, the Senior Notes will constitute legal, valid and binding obligations of the Company and the Guarantees will constitute legal, valid and binding obligations of the Guarantors, subject in each case to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors’ rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or conveyances or preferential transfers or conveyances) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

For purposes of this letter, we have assumed that, at the time of issuance, sale and delivery of the Senior Notes and the Guarantees: (a) no stop order shall have been issued by the SEC relating to the Registration Statement; (b) the authorization of the Senior Notes by the Company Board and the authorization of the Guarantees by the Guarantor Boards shall not have been modified or rescinded; (c) no change in law affecting the validity, legally binding character or enforceability of the authorization of the issuance and sale of the Senior Notes by the Company Board or the authorization of the Guarantees by the Guarantor Boards shall have occurred; (d) the form of the Indenture (including, without limitation, the form of the Senior Notes to be issued thereunder and the form of the Guarantee) shall not have been modified except to reflect the pricing terms set forth in the Prospectus; (e) the Senior Notes and the Guarantees shall have been issued in accordance with the Indenture; (f) upon the issuance of the Senior Notes, the amount of Senior Notes outstanding does not exceed the amount authorized by the Company Board and the amount of Guarantees outstanding does not exceed the amount authorized by the Guarantor Boards; and (g) the Certificate of the Company and the Guarantor Documents shall not have been modified or amended in any respect that would affect this opinion and will be in full force and effect.

The opinions expressed herein are limited to (a) the laws of the State of New York (as such opinions relate to the Senior Notes and the Guarantees), (b) the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws), (c) the Texas Business Organizations Code, as set forth in statutory compilations without regard to any other laws of the State of Texas (as such opinions relate to the Guarantors incorporated in the State of Texas only), and (d) the federal laws of the United States of America.

This opinion may be filed as part of the Company’s Current Report on Form 8-K to be filed for the purpose of including this opinion as part of the Registration Statement.  In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions.

Sincerely,

/s/ BRYAN CAVE LLP

Exhibit A

GUARANTOR DOCUMENTS

Cimarex Energy Co. of Colorado

Articles of Incorporation, as amended

By-laws, as amended

Cimarex Gas Gathering, Inc.

Articles of Incorporation, as amended

Bylaws

ConMag Energy Corporation

Articles of Incorporation

Bylaws

Key Production Company, Inc.

Certificate of Incorporation, as amended

Bylaws

Magnum Hunter Production, Inc.

Articles of Incorporation, as amended

Bylaws

Oklahoma Gas Processing, Inc.

Certificate of Incorporation

Bylaws

Prize Energy Resources, Inc.

Certificate of Conversion

Certificate of Incorporation

Bylaws